UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2014

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2014, the Board of Directors (the “Board”) of II-VI Incorporated (the “Company”) appointed Vincent D. Mattera, Jr. as President and Chief Operating Officer of the Company, effective immediately. Dr. Mattera, 58, has been employed by the Company since 2004 and has been its Chief Operating Officer since 2013. Previously, Dr. Mattera served as Executive Vice President from 2010 to 2012 and as a Vice President from 2004 to 2009. Dr. Mattera currently serves as a member of the Company’s Board of Directors.

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Shareholders on November 7, 2014 (the “Annual Meeting”). As of the record date of September 3, 2014, there were 62,252,207 shares of common stock outstanding and entitled to vote at the meeting. A total of 57,306,340 shares were present in person or by proxy at the Annual Meeting, or 92.06% of the total shares outstanding.

(b) At the Annual Meeting, the shareholders elected Thomas E. Mistler and Joseph J. Corasanti as Class Three Directors to serve until the Company’s 2017 annual meeting of shareholders or until their respective successors are duly elected and qualified (“Proposal 1”). Proposal 1 received the following votes:

Thomas E. Mistler

For	Against	Abstain	Broker Non-Votes
43,936,940	4,281,291	342,109	8,746,000

Joseph J. Corasanti

For	Against	Abstain	Broker Non-Votes
42,647,812	5,245,243	667,285	8,746,000

At the Annual Meeting, the shareholders approved (on a non-binding advisory basis) the Company’s executive compensation (“Proposal 2”). Proposal 2 received the following votes:

For	Against	Abstain	Broker Non-Votes
31,914,335	14,864,631	1,781,374	8,746,000

At the Annual Meeting, the shareholders approved the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan (“Proposal 3”). Proposal 3 received the following votes:

For	Against	Abstain	Broker Non-Votes
39,705,849	8,470,512	383,979	8,746,000

At the Annual Meeting, the shareholders ratified the Audit Committee’s selection of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the fiscal year ended June 30, 2015 (“Proposal 4”). Proposal 4 received the following votes:

For	Against	Abstain	Broker Non-Votes
56,762,421	176,982	366,937	—

Item 8.01	Other Events.

On November 7, 2014, the Board of Directors of the Company (the “Board”) appointed Francis J. Kramer, Chief Executive Officer of the Company, to the additional position of Chairman of the Board, effective immediately, and appointed Mark Y. E. Pelaez to the role of Lead Independent Director, effective immediately. In general, the major responsibilities of the Lead Independent Director include, among others:

•	Chairing executive sessions of the independent directors conducted at each Board meeting;

•	Acting as a liaison between the Chief Executive Officer and the independent directors;

•	Supporting the Chairman in setting the agenda for Board meetings, based on input from other Board members;

•	Chairing meetings of the Board in the Chairman’s absence; and

•	Carrying out other duties as requested by the Corporate Governance and Nominating Committee and the Board.

These appointments follow the decision of Dr. Carl J. Johnson not to stand for re-election at the Annual Meeting, as previously disclosed in the Company’s definitive proxy statement filed on September 19, 2014. The Board thanks Dr. Johnson for his years of service. Dr. Johnson will continue to serve as Chairman Emeritus.

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: November 10, 2014	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 7, 2014